As filed with the Securities and Exchange Commission on March 11, 2010

Registration No. 333-140307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________

OSAGE BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	32-0181888
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification No.

239 East Main Street Pawhuska, Oklahoma 74056
(Address of Principal Executive Offices)

Osage Federal Bank Employees’ Savings & Profit Sharing Plan and Trust
(Full Title of the Plan)

Mark S. White Osage Bancshares, Inc. 239 East Main Street Pawhuska, Oklahoma 74056
(Name and Address of Agent For Service)

(918) 287-2919
(Telephone Number, Including Area Code, or Agent For Service)

Copies To: James C. Stewart, Esquire Malizia Spidi & Fisch, PC 901 New York Avenue, N.W. Suite 210 East Washington, D.C. 20001 (202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-140307) (the “Registration Statement”) of Osage Bancshares, Inc. (the “Company”) pertaining to 50,050 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and an indeterminant amount of interests in the Osage Federal Bank Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) , which was filed with the Securities and Exchange Commission and became effective on January 30, 2007. The Registration Statement registered the 50,050 shares and interests for issuance to participants the Plan. Effective on the date of this filing, the Company is terminating its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 and terminating the offering of shares pursuant to the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pawhuska, State of Oklahoma, on March 11, 2010.

OSAGE BANCSHARES, INC.

By:	/s/ Mark S. White
Mark S. White
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mark S. White		/s/ Milton V. Labadie*
Mark S. White		Milton V. Labadie
President, Chief Executive Officer and Director		Chairman and Director
(Principal Executive Officer)

Date:	March 11, 2010	Date:	March 11, 2010

/s/ Mark A. Formby*		/s/ Harvey Payne*
Mark A. Formby		Harvey Payne
Director		Director

Date:	March 11, 2010	Date:	March 11, 2010

/s/ Gary Strahan*		/s/ Richard J. Trolinger*
Gary Strahan		Richard J. Trolinger
Director		Director

Date:	March 11, 2010	Date:	March 11, 2010

/s/ Martha Hayes*		/s/ Sue Allen Smith*
Martha Hayes		Sue Allen Smith
Director		Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	March 11, 2010	Date:	March 11, 2010

*By:	/s/ Mark S. White
Mark S. White
Attorney-in-Fact

Date:	March 11, 2010

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pawhuska, State of Oklahoma, on March 11, 2010.

OSAGE FEDERAL BANK EMPLOYEES’ SAVINGS
& PROFIT SHARING PLAN AND TRUST

By:	/s/ Mark S. White
Mark S. White
Its President
As Plan Administrator on behalf of Osage Federal Bank